UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June26, 2008

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Smitten Press: Local Lore and Legends, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-27795	98-0427526
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

16 Woodhollow Lane, Northport, NY  11768

 (Address of Principal Executive Office) (Zip Code)

(631) 544-0181

 (Registrant’s telephone number, including area code)

2501 N.W. 34th Place, Unit 24, Pompano Beach, FL 33069

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Smitten Press: Local Lore and Legends, Inc., is referred to herein as ("the Registrant", "us", or "we").

Item 4.01.

Changes in Registrant’s Certifying Accountant.

By letter dated June 20, 2008, received at the former address of the Registrant by overnight courier on June 23, 2008, the Registrant’s certifying accountant, Salberg & Company, P.A. (“Salberg”), advised the Registrant that it was resigning effective immediately.  No reason was set forth for such resignation.

During the Registrant’s two most recent fiscal years and any subsequent period preceding the date of resignation, there were no disagreements between the Registrant and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing procedure, which, if not resolved to the satisfaction of Salberg, would have caused Salberg to make reference thereto in connection with their report. The accountant’s report, which was issued by Salberg on the financial statements of the Registrant for the fiscal years ended December 31, 2007 and 2006 contained within the Registrant’s Form 10-KSB for the fiscal year ended December 31, 2007, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Registrant’s ability to continue as a going concern.

The Registrant provided Salberg with a copy of this disclosure prior to its filing with the U.S. Securities & Exchange Commission (“Commission”) and requested Salberg to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein, and, if not, stating the respects in which it does not agree. Salberg has provided a letter to the Registrant dated June 26, 2008 addressed to the Commission which is attached hereto as Exhibit 16.1 and is hereby incorporated by reference.

As of the date of this Report, no new accountant has been engaged by the Registrant.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit 16.1

Letter from Salberg & Company, P.A. to the Commission dated June 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Smitten Press: Local Lore and Legends Inc.

By:	/s/ Robert L. Cox
Robert L. Cox Chief Executive Officer

Date:  June 26, 2008